[As Amended]


                              EMPLOYMENT AGREEMENT

This Employment Agreement (the "Agreement") amends and restates the agreement made April 30, 1996 by and among Delcath Systems, Inc., a Delaware Corporation with its principal offices at 1100 Summer Street, Stamford, Connecticut 06905 ("the Company ") and Mr. M.S. Koly ("the Executive"). This Agreement is effective as of July 1, 2003. [The Agreement was amended by Amendment No. 1 effective as of June 15, 2004.]

1. Position and Responsibilities.

1.1 The Executive currently serves as a Director and as Chief Executive Officer of the Company. The Executive shall continue to serve in that capacity, or in such other executive capacity as shall be designated by the Board of Directors of the Company and reasonably acceptable to the Executive, and shall perform the duties customarily associated with such capacity from time to time and at such place or places as the Board of Directors of the Company shall designate as appropriate and necessary in connection with such employment.

1.2 The Executive will, to the best of his ability, devote his full business time (except for his existing directorships listed in Exhibit A or directorships otherwise approved in advance by the Board of Directors), and his best efforts and ability to the performance of his duties hereunder and to the business and affairs of the Company. The Executive agrees to perform such executive duties as may be assigned to him by or on authority of the Company's Board of Directors from time to time. After receipt of notice of termination of his employment hereunder, the Executive shall continue to be available to the Company on a part-time basis at reasonable and customary hourly rates to assist in any necessary transition.

1.3 The Executive will duly, punctually, and faithfully perform and observe any and all rules and regulations which the Company may now or shall hereafter reasonably establish governing his conduct as an employee and the conduct of its business.

1.4 The Executive hereby ratifies and affirms the agreement relating to proprietary information and inventions dated May 20, 1996 and attached hereto as Exhibit B between the Executive and the Company (the "Proprietary Information and Inventions Agreement").

2. Term of Employment.

2.1 The term of this Agreement shall be for a term ending on September 30, 2008. Thereafter, this Agreement shall be automatically renewed for successive periods of one (1) year, unless the Executive shall give


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the Company not less than ninety (90) days prior written notice of non-renewal.
The Company may terminate the Executive's employment as provided in Sections 2.4 or 2.5.

2.2 The Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control, as defined in this
Section 2, he will remain in the employ of the Company until the earliest of (a) a date which is 180 days from the occurrence of such Potential Change in Control, (b) his termination of employment by the Company, (c) the termination by him of his employment by reason of death, disability or Regular Retirement after age 70.

2.3 For purposes of this Agreement, a "Potential Change in Control" shall be deemed to have occurred if:

(a) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

(b) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including the Company, publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control;

(c) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company (or a company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 9.5% or more of the combined voting power of the Company's then outstanding securities increases his beneficial ownership of such securities by 5% or more over the percentage so owned by such person prior thereto; or

(d) The Board adopts a resolution to the effect that, for the purposes of this Agreement, a Potential Change in Control has occurred.

2.4 The Company shall have the right to terminate the Executive's employment at any time under this Agreement prior to the stated term in any of the following ways:

(a) upon the death of the Executive;

(b) upon the disability of the Executive (disability shall be defined as his inability to perform duties under this Agreement for an aggregate of ninety (90) days out of any one hundred eighty (180) day period due to mental or physical injury or illness);


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(c) immediately without prior notice to the Executive by the Company for Cause, as hereinafter defined provided, however, that prior to any such termination for Cause, he shall have had a reasonable opportunity to be heard thereon;

(d) immediately without prior notice to the Executive, in the event of the liquidation or reorganization of the Company under the federal Bankruptcy Act or any state insolvency or bankruptcy law;

(e) at any time without Cause, provided the Company shall be obligated to pay to the Executive upon notice of termination, the Termination Payments, as defined in Section 3.2.

2.5. The Executive shall also have the right to terminate his employment hereunder in the event of a material change, without his consent, in his duties or responsibilities. For the purposes of this Section 2.3, a material change includes, but is not limited to:

(a) without the express written consent of the Executive, a material diminution in his position, duties, responsibilities or status with the Company, a material reduction or alteration (not in the nature of a promotion) in his reporting responsibilities, titles or offices, or the removal from or failure to be re-elected to the director or officer positions previously held;

(b) a reduction by the Company of the annual base salary of the Executive as the same may be increased from time to time hereafter, or a failure by the Company to increase such base salary each year at least by the percentage specified in
Section 4.1;

(c) the failure of the Company to continue in effect any incentive, benefit, bonus or compensation, insurance, pension or other employee benefit plan of the Company (or plans and benefits which are, in the aggregate, no less favorable to the Executive than those he enjoyed immediately prior thereto);

(d) the relocation of the Company's principal executive offices to a location outside a fifty mile radius of its present headquarters, the requirement by the Company that he, without his consent, be based anywhere other than the Company's principal executive offices, or, in the event he consents to such move, the failure of the Company to reimburse him for moving expenses and any loss realized on the sale of his principal residence in connection with such move;

(e) a reduction in the number of the Executive's yearly paid leave business days;

(f) the failure by the Company to pay to the Executive any portion of his then current compensation or to pay any portion of an installment of deferred compensation under any


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deferred compensation program of the Company within seven (7) days of the date such compensation is due.

2.6 If the Executive elects to terminate his employment due to a material change in his duties or responsibilities, the Company shall be obligated to pay to him immediately in one lump sum, upon notice to the Company, the Termination Payments, as defined in Section 3.2.

2.7 "Cause" for the purpose of Section 2.4 of this Agreement shall mean:

(a) the falseness or material inaccuracy of any of the Executive's warranties or representations herein;

(b) the willful failure or refusal to comply with explicit directives of the Board of Directors or to render the services required herein;

(c) fraud or embezzlement involving assets of the Company, its customers, suppliers or affiliates or other misappropriation of the Company's assets or funds;

(d) the conviction of a criminal felony offense;

(e) the willful breach or habitual neglect of obligations under this Agreement or duties as an employee of the Company.

The existence of Cause for termination of employment by the Company shall be subject, upon the written election of the Executive or the Company, to binding arbitration as provided in Section 9 hereof.

2.8 Notwithstanding the foregoing, after a "Change in Control" has occurred, the Executive shall not be deemed to have been terminated for Cause without delivery to him of a Notice of Termination, from the Board finding that in the good faith opinion of at least three-fifths (3/5) of the Board (after reasonable notice to him and an opportunity for the Executive, together with his counsel, to be heard before the Board), he was guilty of conduct set forth above in Section 2.7, above, and specifying the particulars thereof in detail. In the event of a dispute concerning the application of this Section, no claim by the Company that Cause exists shall be given effect unless the Company establishes to the Board by clear and convincing evidence that Cause exists.

2.9 If his employment is terminated under Section 2.4 (a) through (d), above, all obligations of the Company hereunder cease, except with respect to amounts and obligations accrued to the Executive through the last day of the month during which his employment ended.

3. Change in Control

3.1 For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if:


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(a) any person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the voting power of all classes of capital stock of the Company;

(b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals, who on the date hereof, constitute the Board, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment or election or nomination for election was previously so approved or recommended (the "Continuing Directors");

(c) the stockholders of the Company approve a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

(d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

(e) The foregoing to the contrary notwithstanding, a Change in Control shall not be deemed to have occurred with respect to the Executive (i) if the event first giving rise to the Potential Change in Control involves a publicly-announced transaction or publicly-announced proposed


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transaction which at the time of the announcement has not been previously approved by the Board and (ii) the Executive is part of a purchasing group proposing the transaction. A Change in Control shall also not be deemed to have occurred with respect to the Executive if he is part of a purchasing group which consummates the Change in Control transaction. The Executive shall be deemed "part of a purchasing group" for purpose of the two preceding sentences if he is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (i) passive ownership of less than 5% of the stock of a public company, (ii) ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the non-employee Continuing Directors, or (iii) beneficial ownership of any equity interest in the purchasing company or group as a result of the grant to the Employee of an incentive compensation award under one or more incentive plans of the purchasing company or group (including, but not limited to, the conversion in connection with a transaction of incentive compensation awards of the Company into incentive compensation awards of the purchasing company or group), on terms and conditions substantially equivalent to those applicable to other executives of the Company immediately prior to the transaction, after taking into account normal differences attributable to job responsibilities, title and the like).

3.2 In the event of a Change in Control, the Company shall pay to the Executive immediately in one lump sum, and he shall be entitled to a payment (together with the payments provided in Sections 3.3 and 3.4 below, the "Termination Payments") equal to two times the sum of the amounts set forth in clauses (A),
(B) and (C) below:

(A) the Executive's base salary as in effect immediately prior to the Change in Control;

(B) the average of the bonuses received by the Executive with respect to the three completed fiscal years of the Company immediately preceding the Change in Control; and

(C) the annual cost to the Company of all benefits to which the Executive is entitled (other than contingent stock, stock options and other similar benefits) immediately preceding the Change in Control, including, without limitation (but without duplication), any pension, savings, or other employee benefit plans.

3.3 In the event of a Change in Control, the Company shall continue, for a period of thirty six (36) months, to cover the Executive and his dependents under those life, disability, accident and


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health insurance benefits which were applicable to him on the date of the Change in Control at the same benefit levels then in effect, or shall provide substantially similar benefits.

3.4 In the event of a Change in Control, upon the election of the Executive at his sole discretion, the Company shall pay to him, in cash, an amount equivalent to the excess, if any, of the aggregate market value (measured as of the close of trading on the date of the Change in Control) of all shares of any class or series of the Company's capital stock issuable upon exercise of then outstanding employee stock options granted to him (whether or not then exercisable) over the aggregate exercise price of such options, and such options shall thereupon be cancelled and of no further force or effect.

3.5 The Company shall pay to the Executive legal fees and expenses incurred by him as a result of any termination during the thirty-six (36) month period following a Change in Control (including such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code, to any payment or benefit provided hereunder.

3.6 In the event that the Executive becomes entitled to the Termination Payments, if those Termination Payments would be subject to the tax imposed by section 4999 of the Code (or any similar tax that may hereafter be imposed) (the "Excise Tax"), the Executive shall return to the Company any amount which constitutes an "excess parachute payment" within the meaning of section 280G(b)(2) of Code, unless, in the opinion of tax counsel selected by the Company's independent auditors and acceptable to the Executive such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or part) represent reasonable compensation for services actually rendered within the meaning of section 280G(b)(4) of the Code in excess of the base amount within the meaning of section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax.

3.7 Any payment required to be made to the Executive under Section 3.2 shall be independent of, and may be in addition to, any payment required to be made under
Section 2.4 or 2.6.

4. Compensation

4.1 Base Salary. The Executive's Base Salary shall be $300,000 per annum as of July 1, 2004, payable in accordance with the Company's payroll policies and practices, and subject to increases thereafter in amounts equal to the greater of the change in the Cost of Living Index, as published by the


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American Chamber of Commerce Researchers Association, or the rate of increase applied to employees, generally.

4.2 Bonus. The Executive may receive bonuses at the discretion of the Company's Board of Directors or the Compensation Committee.

4.3 Vacation. The Executive shall be entitled to thirty paid leave business days per annum, in lieu of all legal holidays, religious holidays, vacation days and sick days. The Executive shall make all reasonable efforts to arrange for paid leave business days in advance at such time or times as shall be mutually agreeable to him and the Company. Any paid leave days not used in any particular year may be carried forward into the subsequent year. The Executive may not receive cash in lieu of paid leave business days.

4.4 Insurance and Benefits. The Executive shall be eligible for participation in any health or other group insurance plan which may be established by the Company or which the Company is required to maintain by law. He shall also be entitled to participate in any employee benefit program which the Company may establish for its key employees or for its employees generally, including, but in no way limited to, bonuses and stock purchase or option plans. The Company shall provide comprehensive health insurance for the Executive and his dependents. Additionally, the Company shall maintain term life insurance in the amount of at least three times his then annual base salary payable to a beneficiary or beneficiaries of his own choosing in the event of his death. The Company shall also maintain a long-term disability insurance policy payable to a beneficiary or beneficiaries of his choosing should he suffer a long-term disability. Should his employment be terminated for any reason, the Company will use its best efforts to allow the Executive to assume these policies.

4.5 Expenses. The Company shall reimburse the Executive promptly for all reasonable and ordinary business and out-of-pocket expenses incurred by him in connection with the Company's business and in the scope of his employment hereunder, as approved by the Company, including, without limitation, reasonable and necessary travel, lodging, entertainment and meals incurred by him during the term of this Agreement, provided the expenses are incurred in furtherance of the Company's business and at the request of the Company. The Executive agrees to keep and maintain records of the aforesaid expenses as may be requested by the Company and to account to the Company for the expenses prior to reimbursement.

5. Other Activities During Employment


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5.1 Except for the outside employments, consultancies and directorships currently held by the Executive as listed on Exhibit A attached hereto, and except with the prior written consent of the Company's Board of Directors, exclusive of himself, which consent will not be unreasonably withheld, the Executive will not, during the term of this Agreement, undertake or engage in any other employment, occupation or business enterprise which directly competes with the Company other than one in which he is an inactive investor.

5.2 The Executive hereby agrees that, except as disclosed on Exhibit A attached hereto, during his employment hereunder, he will not, directly or indirectly, engage (i) individually, (ii) as an officer, (iii) as a director, (iv) as an employee, (v) as a consultant, (vi) as an advisor, (vii) as an agent (whether a salesperson or otherwise), (viii) as a broker, or (ix) as a partner, co-venturer, stockholder or other proprietor owning directly or indirectly more than a five percent (5%) interest in any firm, corporation, partnership, trust, association, or other organization which is engaged in the planning, research, development, production, manufacture, marketing, sales, or distribution of drug delivery and filtration systems, related products, equipment, or services (such firm, corporation, partnership, trust, association, or other organization being hereinafter referred to as a "Prohibited Enterprise"). Except as may be shown on Exhibit A attached hereto, the Executive hereby represents that he is not engaged in any of the foregoing capacities (i) through (ix) in any Prohibited Enterprise.

6. Former Employees.

6.1 The Executive represents and warrants that his employment by the Company will not conflict with and will not be constrained by any prior or current employment, consulting agreement or relationship whether oral or written. The Executive represents and warrants that he does not possess confidential information arising out of any such employment, consulting agreement or relationship which, in his best judgment, would be utilized in connection with his employment by the Company in the absence of Section 6.2.

6.2 If, in spite of the second sentence of Section 6.1, the Executive should find that confidential information belonging to any other person or entity might be usable in connection with the Company's business, he will not intentionally disclose to the Company or use on behalf of the Company any confidential information belonging to any of his former employers; but during his employment by the Company he will use in the performance of his duties all information which is generally known and used by persons with training and experience comparable to his own all


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information which is common knowledge in the industry or otherwise legally in the public domain.

7. Post-Employment Activities.

7.1 For a period of one (1) year after the termination, for any reason, of his employment with the Company hereunder, absent the Board of Directors' prior written approval, the Executive will not directly or indirectly engage in activities similar to those described in Section 5.2, nor render services similar or reasonably related to those which he shall have rendered hereunder to any person or entity whether now existing or hereafter established which directly competes with (or proposes or plans to directly compete with) the Company ("Direct Competitor") in the drug filtration and delivery systems business, or any line of business engaged in or under demonstrable development by the Company. Nor shall he entice, induce or encourage any of the Company's other employees to engage in any activity which, were it done by him, would violate any provision of the Proprietary Information and Inventions Agreement or this Section 7. As used in this Section 7.1, the term "any line of business engaged in or under demonstrable development by the Company" shall be applied as at the date of termination of his employment, or, if later, as at the date of termination of any post-employment consultation,

7.2 For a period of one (1) year after the termination of his employment with the Company, the provisions of Section 5.2 shall be applicable to the Executive and he shall comply therewith.

7.3 For a period of three (3) months after termination, for any reason, of his employment with the Company hereunder, the Executive shall be entitled to the use of his then current executive office space, with the continuation of his then current secretarial and administrative assistance.

7.4 No provision of this Agreement shall be construed to preclude the Executive from performing the same services which the Company hereby retains him to perform for any person or entity which is not a Direct Competitor of the Company upon the expiration or termination of his employment (or any post-employment consultation) so long as he does not thereby violate any term of this Agreement or the Proprietary Information and Inventions Agreement.

8. Remedies.

The obligations under the Proprietary Information and Inventions Agreement and the provisions of Sections 5.2, 7, 8, 9, and 11 of this Agreement (as modified by Section 15, if applicable) shall survive the expiration or termination of employment (whether through his resignation or otherwise) with the Company. The Executive acknowledgess that a remedy at law for any breach


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or threatened breach by him of the provisions of the Proprietary Information and
Inventions Agreement or Section 5 or 7 hereof would be inadequate and he therefore agrees that the Company shall be entitled to such injunctive relief in case of any such breach or threatened breach.

9. Arbitration.

Any dispute concerning this Agreement including, but not limited to, its existence, validity, interpretation, performance or non-performance, arising before or after termination or expiration of this Agreement, shall be settled by a single arbitrator in Stamford, Connecticut, in accordance with the expedited procedures of the commercial rules then in effect of the American Arbitration Association. The cost of arbitration, exclusive of the cost of each party's legal representation (which, except as otherwise provided in this Agreement, shall be borne by the party incurring the expense), shall be borne by the instigating party; provided, however, that the arbitrators' award may require either party to reimburse the other for the reasonable cost of legal representation in the arbitration proceedings.

10. Assignment.

This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Company by reorganization, merger or consolidation and any assignee of all or substantially all of its business and properties, but, except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or by The Executive, except by operation of law or by a further written agreement by the parties hereto.

11. Interpretation.

It is the intent of the parties that, in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Moreover, it is the intent of the parties that, if any one or more of the provisions contained in this Agreement is or becomes or is deemed invalid, illegal or unenforceable or in case any shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by amending, limiting and/or reducing it to conform to applicable laws so as to be valid and enforceable or, if it


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cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

12. Notices.

Any notice which the Company is required to or may desire to give the Executive shall be given by registered or certified mail, return receipt requested, addressed to him at his address of record with the Company, or at such other place as he may from time to time designate in writing under the terms of this
Section 12. Any notice which the Executive is required or may desire to give to the Company hereunder shall be given by registered or certified mail, return receipt requested, addressed to the Company at its principal office, or at such other office as the Company may from time to time designate in writing under the terms of this Section 12.

13. Waivers.

No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future such right or of any other right arising under this Agreement.

14. Complete Agreement.

The foregoing, including Exhibits A and B attached hereto, is the entire agreement of the parties with respect to the subject matter hereof, superseding any previous oral or written communications, representations, understandings, or agreements with the Company or any officer or representative thereof.

15. Amendments.

This Agreement may be amended or modified or certain provisions waived only by a written instrument signed by the parties hereto, upon authorization of the Company's Board of Directors.

16. Headings.

The headings of the Sections contained in this Agreement are inserted for convenience and reference only and in no way define, limit, extend or describe the scope of this Agreement, the intent of any provisions hereof, and shall not be deemed to constitute a part hereof nor to affect the meaning of this Agreement in any way.

17. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.


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In Witness Whereof, the Company has caused this Agreement to be signed by its duly authorized officer and its seal affixed hereto, and the Executive has hereunto set his hand and seal as of the day and year first above written.

Delcath Systems Inc.

By:     /s/ MARK A CORIGLIANO    9/25/03                     /s/ M. S. KOLY
   -------------------------------------                  --------------------
   Mark A. Corigliano, Director and                              M.S. Koly
   Chairman of the Compensation Committee



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Exhibit A

Outside Employments and Directorships of M.S. Koly

Madison Consulting, Inc.
Venkol, Inc.




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